EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45182) pertaining to the Lantronix, Inc. 1993 Incentive Stock Option Plan, 1994 Nonstatutory Stock Option Plan, 2000 Stock Plan, 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-54870) pertaining to the United States Software Corporation 2000 Stock Plan, the Registration Statement (Form S-8 No. 333-63000) pertaining to the Lightwave Communications, Inc. 2001 Stock Plan, the Registration Statement (Form S-8 No. 333-63000) pertaining to the Synergetic Micro Systems, Incorporated Stock Option Plan, the Registration Statement (Form S-8 No. 333-72322) pertaining to the Premise System, Inc. 2001 Stock Plan, and the Registration Statement (Form S-8 No. 333-85238) pertaining to the Lantronix, Inc. 2000 Stock Plan and 2000 Employee Stock Purchase Plan of our reports dated October 2, 2002, with respect to the consolidated financial statements and schedule of Lantronix, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

/s/    ERNST & YOUNG LLP

Orange County, California
October 4, 2002